Exhibit 3.1
AMENDED AND RESTATED BY-LAWS

OF

CDW FINANCE CORPORATION
A Delaware corporation

(Adopted as of March 4, 2015)
ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be located at Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.
Section 2.    Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Annual Meetings. The annual meeting of the stockholders shall be held at a time fixed by the directors. In the event that the annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not so fixed to be held within thirteen (13) months after the last annual meeting was held, a special meeting in lieu of the annual meeting may be held with all of the effect of an annual meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the certificate of incorporation, shall be for electing directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting.
Section 2.    Special Meetings. Special meetings of stockholders may be called for any purpose. Such meetings may be called at any time by the board of directors and shall be called by the secretary, or in the case of death, absence, incapacity or refusal of the secretary, by any other officer if the holders of at least ten percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes specified in the notice for the meeting may be conducted at a special shareholders' meeting.
Section 3.    Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting or the board of directors may provide that any annual meeting or any special meeting shall be held solely by means of remote communication in accordance with Section 12 of this Article II. If no designation is made with respect to the location of any annual meeting or special meeting, the place of meeting shall be the principal executive office of the corporation.
Section 4.    Notice; Waiver of Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors (or such officers as the board of directors designates) and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Whenever notice of a meeting is required to be given to a stockholder by law, the certificate of incorporation or these bylaws, a written waiver thereof, executed before or after the meeting by such stockholder and filed with the records of the meeting, shall be deemed equivalent to such notice. Attendance of a person at a meeting (including via means of electronic communication) shall constitute a waiver of (1) notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and (2) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 5.    Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 6.    Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.
Section 7.    Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment

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is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required and, in the case of applicable law, cannot be superseded by these bylaws or the certificate of incorporation, in which case such express provision shall govern and control the decision of such question.
Section 9.    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.
Section 10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 11.    Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return

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receipt requested; provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 12.    Meetings by Remote Communication. Unless otherwise provided in the certificate of incorporation, if authorized by the board of directors, any annual or special meeting of stockholders need not be held at any place but may instead be held solely by means of remote communication, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of the stockholders may, by means of remote communications: (1) participate in a meeting of the stockholders; and (2) be deemed present in person and vote at a meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
Section 13.    Form of Stockholder Action. Any vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder, proxy or agent or by a person authorized to act for the stockholder, proxy or agent; and (ii) the date on which such stockholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed provided the vote, consent, waiver, proxy appointment or other action may provide that it is effective as of another date. The electronic transmission shall be considered received by the corporation if it has been sent to any address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of stockholders. Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder may be substituted or used in

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lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE III
DIRECTORS
Section 1.    General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.
Section 2.    Number, Election and Term of Office. The number of directors which shall constitute the first board shall be three (3). Thereafter the number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a majority of the shares of the corporation's stock outstanding entitled to vote thereon. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.    Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.
Section 4.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders called for the purpose and entitled to vote thereon/ of the shares of stock outstanding stock entitled to vote thereon. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
Section 5.    Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.
Section 6.    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of a majority of the total number of directors then in office on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by e-mail or by telegraph.
Section 7.    Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The vote of a

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majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8.    Chairman. The directors may appoint a chairman of the board who, unless otherwise determined by the directors, shall, when present, preside at all meetings of the directors and shall have such other powers and duties as may be designated from time to time by the directors.
Section 9.    Committees. The board of directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Section 10.    Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 9 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.
Section 11.    Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
Section 12.    Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary

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of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section 13.    Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
ARTICLE IV
OFFICERS
Section 1.    Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, a chief executive officer, one or more vice-presidents, a secretary and a chief financial officer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.
Section 2.    Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.    Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.
Section 5.    Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.
Section 6.    The Chief Executive Officer. The chief executive officer shall be the chief executive officer of the corporation; at such times as the Chairman of the Board is not present or no chairman has been appointed, shall preside at all meetings of the stockholders and board of directors at which he is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into

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effect. Subject to the direction of the board of directors, the chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.
Section 7.    The President. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors or these by-laws may, from time to time, prescribe.
Section 8.    Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president or chief executive officer, act with all of the powers and be subject to all the restrictions of the president or chief executive officer. The vice-presidents shall also perform such other duties and have such other powers as the board of directors or these by-laws may, from time to time, prescribe.
Section 9.    The Secretary and the Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.
Section 10.    The Chief Financial Officer and the Assistant Treasurer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by

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the board of directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the corporation. The assistant treasurer, if any, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, subject to the power of the board of directors. The assistant treasurer, if any, shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.
Section 11.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
Section 12.    Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer may appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer's resignation or such officer's removal by the Chief Executive Officer at any time, either with or without cause.
Section 13.    Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
Section 1.    Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability

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and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article V, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 of this Article V, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
Section 2.    Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 3.    Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 4.    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.
Section 5.    Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
Section 6.    Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.
Section 7.    Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.
Section 8.    Merger or Consolidation. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VI
CERTIFICATES OF STOCK
Section 1.    Form. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or in uncertificated form pursuant to section 158 of the General Corporation Law of the State of Delaware. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board or the

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President, and by the Corporate Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 2.    Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 3.    Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
Section 4.    Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing

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without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
Section 5.    Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 6.    Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. Except for a validly executed proxy in accordance with Article II, Section 10, the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 7.    Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 2.    Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation,

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and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
Section 3.    Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 4.    Loans. Except to the extent prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
Section 5.    Fiscal Year. The fiscal year of the corporation shall ended on December 31 of each year, or on such other date as may be fixed by resolution of the board of directors.
Section 6.    Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, subject to the direction of the board of directors, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 7.    Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.
Section 8.    Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 9.    Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these by-

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laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
AMENDMENTS
These by-laws may be amended, altered or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote of the directors present at a meeting at which a quorum is present. The fact that the power to adopt, amend, alter or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the corporation of the same powers.

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